STOCK PURCHASE ACQUISITION AGREEMENT

Of

COMANCHE LIVESTOCK EXCHANGE, L.L.C.

By

GREEN ENERGY LIVE, INC.

This STOCK PURCHASE ACQUISITION AGREEMENT (the "AGREEMENT") is entered into as when both parties below sign and comes into effect on the same day by and between:

1.	The Sole Owner (“Sole Owner”) of Comanche Livestock Exchange, LLC, located at Highway 67/377, Comanche, Texas 76442; and

2.	Green Energy Live, Inc., a Nevada corporation, (“GELV”), located at 1740 44th Street, Suite 5-230, Wyoming, Michigan 49519-6443.

WHEREAS: Sole Owner has the intention to exchange or sell all of their interests (“Interests”) in CLEL to GELV, and GELV has the intention to purchase those same Interests.

NOW, THEREFORE, upon their own separate consultation, the Parties hereby enter into this Agreement as follows:

SECTION 1	CLEL / PROPERTY

1.1
Main CLEL Description.  The assets represented under the Interests to be exchanged under this Agreement are Comanche Livestock Exchange, Inc, and its subsidiaries. (“CLEL ”), as well as all tangible/intangible property owned by CLEL.

a)	CLEL is in the business of auctioning for large and small cattle producers.

1.2	Real Property as described in Exhibit E. An asset also purchased under this Agreement is the land/property as described under Exhibit E

1.3
Other Assets.  All CLEL assets associated with the running of CLEL, including, but not limited to the name usage and goodwill, licenses, contracts, franchises, and other miscellaneous and intangible personal/CLEL property associated with CLEL.

SECTION 2	CLOSING DATE / DELIVERY / FULL PAYMENT

2.1
Date, time and place of closing.  This transaction shall close 1) upon signing this Agreement, the attached employment agreement with Dean Cagle, the attached Comanche Real Estate contract, and the attached Comanche Promissory Note for Nine Hundred Fifty Thousand Dollars  (US$950,000) Note (“Note”)(See Section 3), and 2) upon delivery of a Fifty Thousand Dollars (US$50,000.00) (Earnest Money) in the form of Green Energy Live, Inc. stock issuance to Seller.

2.2	Delivery.

a)
Delivery, which includes the Interests, property, and operations (the “Deliverables”), shall take place upon closing under Section 2.1.  Those Deliverables shall be returned in full if Note is not paid per Section 3.

2.3
Restoration.  If any part of CLEL is damaged or destroyed by fire or other casualty loss, Sole Owner shall restore CLEL to its previous condition as soon as reasonably possible, but, in any event, by the Closing Date.

a)
If Sole Owner is unable to do so without fault, GELV may either (1) terminate this contract and any and all payments shall be refunded to GELV in full, or (2) the parties may agree to extend the time for performance up to 45 days and the Closing Date shall be extended as necessary or (3) GELV may accept CLEL in its damaged condition and accept an assignment of insurance proceeds. If CLEL is totally destroyed by fire, windstorm, or other catastrophe this contract shall become null and void and the Earnest Interests shall be refunded to GELV in full.

SECTION 3	PURCHASE PRICE / NOTE / CONDITIONS

a)	Sole Owner’ Interest Purchase. Sole Owner shall have satisfied all clauses under this agreement. The following are the stock purchase conditions:

i.
Purchase Amount. One Million Dollars (US$1,000,000) as follows: Fifty Thousand Dollars (US$50,000.00) (“Earnest Money”) in the form of Green Energy Live, Inc. stock issuance to Seller and Nine hundred Fifty Thousand Dollars (US$950,000.00) Note (“Note”) for all interests of Sole Owner in CLEL.

ii.	Note Payment Terms. The Note shall be paid in the following manner:

1.	US$450,000 paid approximately 60 days after effective SEC registration of GELV;
2.	US$250,000 within 12 months of Closing Date; and
3.	Balance of US$250,000 within 24 months of Closing Date.

iii.
Financial Audits and SEC Registration.  Sole Owner agree and represent their understanding that payment of the Note and this Agreement is dependent upon CLEL completing a PCAOB certified financial audit, paid for and handled by GELV, and a GELV successful registration statement with the Securities and Exchange Commission (“SEC”) by September 15, 2009.  See Section 3(c).

b)	The Sale Amount Allocation. $850,000 shall be applied to the Property as described under Section 1.2 and $150,000 shall be applied to the Interests as described in Section 1.1.

c)
Successful Audit.  The Purchase contemplated under this agreement by GELV is dependent upon a successful audit of the financial status of CLEL and its assets that GELV is fully reporting on the Securities and Exchange Commission (SEC).  The audit shall be conducted by an accounting firm chosen by GELV.  GELV shall pay all expenses associated to this condition.  In the event GELV are unable to obtain approval of the SEC, Sole Owner may terminate this contract subject to the provisions of Paragraph 11.

d)
Purchase Price based on No Debt in CLEL.  The Purchase Price is based upon no debt in CLEL.  Any debt incurred prior to acquisition of Interests shall be deducted from the Note, unless Sole Owner personally retains such debt.  Any debt incurred for normal business operations, after acquisition of Interests, shall be incurred by CLEL and GELV.

SECTION 4	DUE DILIGENCE.

4.1
Site Inspection.  This Agreement is subject to site inspection of the property under Section 1.  The property and assets under Section 1 shall be in reasonable condition for proper use in the business of CLEL.  A site inspection shall take place concurrently with the audit of CLEL and shall have the same termination provisions under Section 11.3(a)

4.2	Exhibits. By the Closing Date, Sole Owner shall provide all documents requested by GELV including but not limited to the following:

a)	Articles of Incorporation of CLEL (“Exhibit A”).

b)	The By-Laws of CLEL. (“Exhibit B”).

c)	Audited Full Year Financial Statements of CLEL dated FY 2008 and FY 2007 (“Exhibit C”).

d)	Six-month or Quarterly Financial Statements for the period January 2009 through June 2009 (“Exhibit D”).

e)	Real Estate Contract included in this Acquisition (“Exhibit E”).

f)	Additional information listed in SECTION 7

SECTION 5	REPRESENTATIONS AND WARRANTIES OF GELV

5.1	GELV warrants that its stock is registered on a public market.

5.2	GELV shall have the means to perform financial audits of CLEL.

SECTION 6	REPRESENTATIONS AND WARRANTIES OF THE SOLE OWNER

The Sole Owner hereby jointly and severally make the following representations and warranties to GELV, all of which shall be true and correct as of the date of this Agreement and on the Closing Date:

6.1	100% Ownership of CLEL. Sole Owner owns 100% of CLEL, and hereby represents that there are no other owners or third party liens against such ownership of CLEL.

6.2	Title to Real CLEL. After Closing, GELV shall have, good and marketable title to all CLEL assets reflected in the Financial Statements

6.3
Financial Condition. The financial statements of Sole Owner set forth in Exhibit D, fairly represent (in accordance with generally accepted accounting principles except as otherwise set forth in Notes thereto consistently applied) the financial condition and results of operations of Sole Owner at and for period reported thereon. There exists no material adverse change in such financial condition or results of operations of the Sole Owner since January 1, 2008, copies of which have been provided to GELV and which fairly present the financial condition and results of operations of the Sole Owner; provided, however, that GELV understands and acknowledges that the continuation of trends reflected in the Financial Statements shall not constitute a material adverse change.

6.4
No Right of Termination by Major Customers or Suppliers. There are no grounds that would allow any of the Sole Owner’ ten (10) largest (by level of revenue received by CLEL ) CLEL customers, or any of the Sole Owner’ major suppliers to terminate their existing service contracts.

6.5
Maintain Lease to CLEL.  If CLEL operates on property currently not owned by CLEL Business, but by Sole Owner, Sole Owner warrants he will continue to lease CLEL of which CLEL is currently located to CLEL at the same or lesser monthly rate.  At the time of Closing, the Sole Owner shall extend a long-term lease with GELV for CLEL use.

6.6
Tax Liabilities. CLEL does not have any federal, state or foreign tax liability that may be assessed against or collected from GELV as a successor of the Sole Owner or otherwise.  CLEL has paid all taxes due and payable; has established adequate reserves for any taxes not yet due and payable; has timely filed all tax returns required to be filed; and does not have any current or pending tax audits.  There are no CLEL assets that are subject to any liens for taxes.

SECTION 7	TRANSITION OBLIGATIONS

7.1	Operation of the CLEL Business after Closing.

a)
CLEL shall become a subsidiary of GELV.  After the Closing Date, the Sole Owner shall remain an employee of CLEL for two (2) years (Sole Owner shall have a salary of $50,000 total a year, or such larger amount as the Board may from time to time determine) and shall operate CLEL in the ordinary course and shall use his best efforts to maintain favorable relationships with CLEL customers and suppliers.  There shall be an option to renew employment for another two years, subject to approval by the GELV board of directors.  A separate employment agreement accompanies this document with further terms and conditions that have been agreed upon by both parties.

b)	The Sole Owner, as employee after the Closing Date, shall maintain an average of a minimum Yearly Net Profit of Fifty Thousand Dollars (US$50,000 Net Profit) for the next two (2) years after Closing.

c)
If and to the extent that the Sole Owner has been making any payments on any leases or executory contracts, the Sole Owner shall continue to make such payments.  Such payments shall be disclosed to GELV.

7.2	Employee Matters.

a)	Until the Note is paid in full, Sole Owner shall continue to handle Employee Matters so as to not disrupt CLEL.

7.3
No Conflicting Agreements. No Party shall enter into any agreement that would adversely affect (i) its ability to perform its obligations under this Agreement, or (ii) the rights of any other Party under this Agreement or the Procedures Order.

7.4
Financial and Budgetary Information.  The Sole Owner shall work with GELV to have CLEL’s and its assets’ financial and budgetary information audited by a certified public accounting firm, and must be acceptable under by both GAAP and SEC standards.

7.5	Filing and Audit Cooperation.

a)
The Sole Owner and GELV shall (i) cause any necessary filings with any governmental agency to be made expeditiously, and (ii) obtain or cooperate in obtaining any necessary government or third-party approvals (including, without limitation, any filings or registrations with the SEC or state securities regulatory authorities). In addition, each of the Parties agrees to use its best efforts to expeditiously prepare, file and seek confirmation of this Agreement.

b)
After the Closing Date, the Sole Owner shall provide GELV and/or its representatives, agents and designees with (i) reasonable access to the CLEL books and records, employees, agents, accountants, advisors and other representatives, and (ii) such other persons and information as GELV shall request with respect to the assets, liabilities and equity of CLEL; provided, however, that any such access shall only be given during normal CLEL hours; provided further that any reasonable fees, costs and expenses incurred or suffered by the Sole Owner in connection with providing such access shall be paid by GELV.

7.6
Further Assurances. After the Closing, (i) the Sole Owner shall, at the request of GELV, take such additional actions, and execute and deliver such additional documents and instruments, as may be reasonably necessary or appropriate to effect the transactions contemplated by, and to carry out the intent of, this Agreement, and (ii) GELV shall, at the request of the Sole Owner, take such additional actions, and execute and deliver such additional documents and instruments, as may be reasonably necessary or appropriate to effect the transactions contemplated by, and to carry out the intent of, this Agreement.

7.7
Amendment to CLEL Corporate Documents.  Any Certificate of Incorporation and By-laws of CLEL, on or prior to the Closing Date, if and to the extent directed by GELV, the certificate of incorporation and by-laws of CLEL shall be amended to be in form and substance satisfactory to GELV.

SECTION 8	CONDITIONS PRECEDENT

8.1	Mutual Conditions. The obligations of the Sole Owner and GELV under this Agreement are subject to the satisfaction of each of the following conditions:

a)	Authorizations. All Authorizations required to consummate the transactions under this Agreement shall have been obtained.

8.2
Conditions to obtain GELV's Obligations. In addition to satisfaction of the mutual conditions set forth in Section 8.1 of this Agreement, the obligations of GELV under this Agreement shall be subject to the satisfaction of each of the following conditions:

a)
Representations and Warranties of the Sole Owner. The representations and warranties of the Sole Owner in this Agreement shall be true and correct on the Closing Date as if made on and as of that date, except for changes occurring in the ordinary course of CLEL (provided that such changes do not have a material adverse effect on CLEL taken as a whole), or with the prior written consent of GELV.

b)
Sole Owner owns 100% of CLEL. The Sole Owner hereby represents that they are the Sole Owner of CLEL, its subsidiaries, and the assets under these businesses.  The Sole Owner shall indemnify GELV for any misrepresentation of ownership or claims against ownership of CLEL.

c)
Compliance with Conditions. All of the terms, conditions, covenants and agreements to be complied with or performed by the Sole Owner under this Agreement on or before the Closing Date shall have been duly complied with or performed in all material respects.

d)	No Material Change. There shall have been no material adverse change in the operations of CLEL.

e)	Material Documents Satisfactory to GELV. All required documents from Sole Owner shall be in form and substance reasonably satisfactory to GELV.

f)
Closing Documents. The Sole Owner shall deliver to GELV all the closing documents specified in Section 9.2(a) of this Agreement, each of which shall be dated as of the Closing Date, duly executed and in a form reasonably satisfactory to GELV.

g)	No GELV Termination Event. No GELV Termination Event shall have occurred (other than GELV Termination Events, if any, that have been waived by GELV in writing).

h)
No Default Notice or Termination Notice. GELV has not sent (i) any uncured Default Notice to Sole Owner (other than Default Notices, if any, that have been rescinded or waived by GELV in writing), or (ii) a Termination Notice to Sole Owner.

i)
Pre-Closing Balance Sheet. GELV shall have received the Pre- Closing Balance Sheet at least five (5) business days prior to the Closing Date, which shall be in form and substance reasonably satisfactory to GELV.

8.3
Conditions to obtain Sole Owner’s Obligations. In addition to satisfaction of the mutual conditions set forth in Section 8.1 of this Agreement, the obligations of the Sole Owner under this Agreement shall be subject to satisfaction of each of the following conditions:

a)
Representations and Warranties of GELV. The representations and warranties of GELV in this Agreement shall be true and correct in all material respects on the Closing Date as if made on and as of that date

b)
Compliance with Conditions. All of the terms, conditions, covenants and agreements to be complied with or performed by GELV or GELV on or before the Closing Date under this Agreement shall have been duly complied with or performed in all material respects.

c)
Closing Documents. GELV shall deliver to Sole Owner all the closing documents specified in Section 9.2(b) of this Agreement, each of which shall be dated as of the Closing Date, duly executed and in a form reasonably satisfactory to Sole Owner.

d)
No Default Notice. Sole Owner has not sent (i) any Default Notice to GELV (other than Default Notices, if any that have been rescinded or waived by Sole Owner in writing), or (ii) a Termination Notice to GELV.

e)	No Sole Owner’s Termination Event. No Sole Owner’s Termination Event shall have occurred (other than Sole Owner’s Termination Events, if any, that have been waived by Sole Owner in writing).

8.4
Waiver of Conditions Precedent. If any condition described in this Section 8 has not been satisfied, the Party that is entitled to require that such condition be satisfied may (in its sole discretion) waive such condition.

SECTION 9    CLOSING / PERFORMANCE

9.1	Closing Date. The transactions contemplated by this Agreement shall close (the "Closing") per Section 2.1.

9.2	Performance at Closing. The following documents shall be executed and delivered at the Closing:

a)	By Sole Owner. The Sole Owner shall deliver to GELV:

i.
Certificates of the officers or partners of CLEL in form and substance reasonably satisfactory to GELV with respect to such matters as GELV may reasonably request (including, but not necessarily limited to, a certificate with respect to each Sole Owner that (i) all conditions precedent to be satisfied by such Sole Owner under this Agreement have been satisfied in all material respects, (ii) such Sole Owner has performed all of its duties under this Agreement in all material respects, (iii) the representations and warranties of such Sole Owner in this Agreement are true and correct on the Closing Date, except for changes occurring in the ordinary course of the CLEL (provided that such changes do not have a material adverse effect on the CLEL taken as a whole), or with the prior written consent of GELV, and (iv) evidencing the incumbency and signatures of such CLEL officers authorized to act on behalf of such Sole Owner with respect to the transactions contemplated by this Agreement.

ii.
To the extent deemed necessary or appropriate by GELV, such bills of sale, warranty deeds and other instruments of transfer and assignment as GELV may reasonably request to insure the full conveyance of the Interests to GELV.

iii.	Copies of all Authorizations required to be obtained by the Sole Owner to consummate the transactions contemplated by this Agreement.

iv.
Certified copies of the resolutions of each Sole Owner’s board of directors or partners then in full force and effect authorizing the transactions contemplated by this Agreement and the execution of all of the documents entered into by such Sole Owner to effectuate such transactions.

v.	Opinions of Sole Owner’s counsel with respect to such matters as GELV shall reasonably request, which opinions shall be in form and substance reasonably satisfactory to GELV.

vi.	Physical possession of original copies of all Assets that constitute contracts, agreements, securities and similar assets, and (iii) all of the Records.

vii.	An updated schedule of all liabilities and obligations to be assumed or paid by GELV and/or its subsidiaries.

b)	By GELV. GELV shall deliver to Sole Owner:

i.
Copies of the resolutions of GELV's board of directors then in full force and effect authorizing the transactions contemplated by this Agreement and the execution of all of the documents entered into by GELV to effectuate such transactions.

ii.	Opinions of GELV's counsel with respect to such matters as Sole Owner shall reasonably request, which opinions shall be in form and substance reasonably satisfactory to the Sole Owner.

9.3
Other Documents and Acts. The Sole Owner and GELV shall also execute such other documents and perform such other acts, before and after the Closing Date, as may be reasonably necessary or appropriate for the consummation of the Transactions.

SECTION 10	NOTICE OF DEFAULT AND ADVERSE DEVELOPMENTS

10.1
Notice of Default. If any Party determines that any other Party is in default of its material obligations, or has breached any of its representations and warranties in any material respect, under this Agreement, such Party shall provide the defaulting Party and the other non-defaulting Parties with notice (a "Default Notice") specifying in reasonable detail the nature of such default or breach; provided, however, that delivery of a Default Notice by any Party to a defaulting Party shall not constitute a waiver of (i) any default or breach by the defaulting Party, or (ii) any rights or remedies under this Agreement of any non-defaulting Party.

10.2
Notice of Adverse Developments. Each Party shall promptly notify the other Parties of each development known to such Party that may have a material adverse effect on the operation of the Sole Owner’s CLEL or any of the Assets; provided, however, that the compliance by the Sole Owner shall not relieve the Sole Owner of any obligation with respect to their representations, warranties, covenants and agreements in this Agreement or waive any condition to GELV's obligations under this Agreement,

SECTION 11	TERMINATION OF THIS AGREEMENT

11.1
By Any Party. If any Party has delivered a Default Notice to the other Parties pursuant to Section 10 of this Agreement and the default described in such notice has not been cured within thirty (30) days after delivery of such notice, then the Party giving such notice may terminate this Agreement.

11.2
Failure to obtain Financial Audits.  If CLEL cannot obtain either a PCAOB certified financial audit or a successful registration statement with the SEC by September 15, 2009, this Agreement shall terminate.  The parties may extend this requirement date by mutual agreement.

11.3
Notice of Termination. Any Party that elects to exercise its right to terminate this Agreement pursuant to this Section of this Agreement may do so by sending a written notice (a "Termination Notice") to the other Parties in the manner provided in Section 12.2 of this Agreement. In the event of any termination of this Agreement, the Parties shall have no further obligations or liabilities to one another under this Agreement.

a)
Returning to Conditions existing prior to Closing Date.  If in the event that Section 7.1(b) is not obtained, GELV shall return all Interests to Sole Owner.  Sole Owner shall return all Payments under Section 3.  Sole Owner shall not retain any payments.  All Parties shall proceed to complete all filings to come back to the conditions prior to the Closing Date as reasonably as possible.  The Note shall be terminated.

SECTION 12	GENERAL PROVISIONS

12.1
Expenses. Except as otherwise provided in this Agreement and the Procedures Order, all expenses involved in the preparation and consummation of this Agreement shall be borne by the Party incurring such expense whether or not the transactions contemplated by this Agreement are consummated.  All filing and auditing expenses related to this acquisition shall be paid by GELV.  Each party shall engage their own legal counsel.

12.2
Notices. All notices, requests, demands, and other communications pertaining to this Agreement shall be in writing and shall be deemed duly given when delivered personally (which shall include delivery by (i) Federal Express or other nationally recognized, reputable overnight courier service that issues a receipt or other confirmation of delivery, or (ii) fax upon confirmation of delivery) to the Party for whom such communication is intended, or three (3) business days after the date mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, addressed as follows:

If to the Sole Owner:	Comanche Livestock Exchange, LLC Highway 67/377 Comanche, Texas 76442
If to GELV:	1740 44th Street, Suite 5-230, Wyoming, Michigan 49519-6443
With a copy to:	Cident Law Group PLLC ATTN: Matthew Maza 410 Broadway Ave East #361 Seattle, Washington 98102

Any Party may change its address for notices by notice to the other Parties given pursuant to this Section 12.2. For purposes of this Agreement, any notice delivered to Sole Owner shall be deemed to have been given to all of the other Sole Owner at the time such notice is delivered to Sole Owner and any notice delivered to GELV shall be deemed to have been given to GELV.

12.3
Attorneys' Fees. If any Party initiates any litigation against any other Party involving this Agreement prior to the Closing Date, each prevailing Party in any such litigation shall be entitled to receive reimbursement from the other Parties in that litigation of such prevailing Party's reasonable attorneys' fees and other costs and expenses incurred by such prevailing Party in connection with that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in that proceeding.

12.4
Waiver. Unless otherwise specifically agreed in writing to the contrary by each adversely affected Party: (i) the failure of any Party at any time to require performance by the other of any provision of this Agreement shall not affect such Party's right thereafter to enforce the same; (ii) no waiver by any Party of any default by any other Party shall be valid unless in writing and acknowledged by an authorized representative of the non-defaulting Party, and no such waiver shall be taken or held to be a waiver by the non-defaulting Party of any other preceding or subsequent default; and (iii) no extension of time granted by any Party for the performance of any obligation or act by the any other Party shall be deemed to be an extension of time for the performance of any other obligation or act under this Agreement.

12.5
Assignment; Survival of Representations, Warranties and Covenants. Except as otherwise contemplated by this Agreement, no Party may assign its rights or delegate its obligations under this Agreement without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The representations and warranties of the Sole Owner in this Agreement shall expire on the Closing Date and neither the Sole Owner nor GELV shall have any liability to any Person after the Closing Date for any breach of any of its representations, warranties, covenants or agreements under this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement, the following shall survive the termination of this Agreement: (i) GELV's obligations under Section 12.1 of this Agreement, (ii) the post-closing obligations of the Parties set forth in Section 7 of this Agreement, and (iii) the Sole Owner’s obligation under Section 12.1 of this Agreement.

12.6
Entire Agreement. This Agreement and the Exhibits and Schedules to this Agreement (which are incorporated by reference in this Agreement), constitute the entire agreement among the Parties with respect to the Transactions, and supersede and terminate any prior agreements (including, but not limited to, the Plan Sponsor Agreement) between the Parties (written or oral).  Neither this Agreement nor any Exhibit or Schedule may be altered or amended except by an instrument in writing by all of the Parties.

12.7
Duplicate Originals. This Contract may be executed in multiple counterparts and shall be deemed to be fully executed when each of the parties hereto has signed one of the counterparts, even though no one of the counterparts has been signed by all of the parties hereto and all counterpart signature pages have been exchanged between all parties. A facsimile copy of this Contract, including any signature thereon, may be considered an original for all purposes. Upon exchange of facsimile copies resulting in each party’s having one set of copies with all required signatures, the document shall be deemed fully executed and binding. Signature pages signed on multiple counterparts may be separated from each counterpart and affixed to one master document which shall be effective as the Contract and which may be recorded as one instrument.

12.8
Construction. The Section headings of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of this Agreement. As used in this Agreement, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

12.9
Severability. If any one or more of the provisions contained in this Agreement should be found invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby. Any illegal or unenforceable term shall be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable law and such term, as so modified, and the remainder of this Agreement shall then be fully enforceable.

12.10
Choice of Law / Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the choice of law rules utilized in that jurisdiction.  The venue shall be Comanche County, Texas.  In the event a dispute shall arise between the parties to this agreement it is hereby agreed that the parties shall elect a mediator to determine the dispute.  In the event, the parties cannot agree upon a mediator, then either party may petition the District Court of Comanche County to appoint a mediator to handle the matter.  If the parties do not resolve the dispute at mediation then either party may file a cause of action in court of competent jurisdiction in Comanche County to resolve the dispute.  In any event, the matter should be mediated at a location agreed to by the parties.

12.11
Counsel. Each Party has been represented by its own counsel in connection with the negotiation and preparation of this Agreement and, consequently, each Party hereby waives the application of any rule of law that would otherwise be applicable in connection with the interpretation of this Agreement (including, but not limited to, any rule of law to the effect that any provision of this Agreement shall be interpreted or construed against the Party whose counsel drafted that provision).

12.12
Enforcement of the Rights of GELV and the Sole Owner. Until all of the transactions contemplated by this Agreement have been consummated on the Closing Date, (i) all of GELV's rights under this Agreement shall be for the benefit of GELV, (ii) GELV shall be entitled to enforce any such rights against any other Party, and (iii) all of the Sole Owner’s rights under this Agreement shall be for the benefit of the Sole Owner may be enforced by the Sole Owner.  (See Termination rights under Section 11).

a)
Good Faith Termination.  Each party to this agreement acknowledges that the other party may in good faith terminate this agreement for the following causes specifically identified or expressly stated in this agreement without liability for breach of contract or damages, to wit: (1) a material defect in title to the CLEL which Sole Owner cannot or will not cure, (2) a material environmental contamination which Sole Owner cannot or will not remediate, (3) a default of a material obligation, or (4) total destruction of CLEL.  In addition, either party may terminate this agreement without cause at any time prior to closing by tendering to the other party a written notice of termination; however, such a “without cause termination” shall be subject to the obligation to pay liquidated damages.

b)
Liquidated Damages shall be all fees and costs associated in forming this transaction, which shall include, but not limited to, traveling costs, attorneys’ fees, accountants’ fees, and reasonable time spent.  Proof of expense shall be by printed/written evidence.

c)	No Liquidated Damages shall be paid for failure to maintain any conditions under Sections 5, 6, 7, 8, or 9. Parties may waive conditions placed upon the other party in any of these Sections.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by a respective duly authorized officer as of the date first written above.

“Sole Owner”		“GELV”
Comanche Livestock Exchange, LLC		Green Energy Live, Inc.

/s/ Dean Cagle	7/22/2009	/s/ Karen Clark	7/24/2009
Dean Cagle Sole Owner	Date	Karen Clark President/CEO	Date

Exhibit A

Articles of Incorporation of CLEL

Exhibit B

The Bylaws of CLEL

Exhibit C

Audited Financial Statements of CLEL, dated FY 2008 and FY 2007

Exhibit D

Six-month or Quarterly Financial Statements for the period January 2009 through June 2009

Exhibit E

Real Estate Contract included in this Acquisition

Exhibit F

Green Energy Live, Inc Employment Agreement